As filed with the Securities and Exchange Commission on May 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0607005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of Principal Executive Offices)	(Zip Code)

Huntington Ingalls Industries Savings Plan

Huntington Ingalls Industries Financial Security and Savings Program

(Full title of the plan)

Chad N. Boudreaux

Executive Vice President and Chief Legal Officer

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, VA 23607

(Name and address of agent for service)

(757) 380-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed by Huntington Ingalls Industries, Inc. (the “Company”) for the purpose of registering 1,054,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), including (i) 1,000,000 shares of its Common Stock issuable under the Huntington Ingalls Industries Savings Plan, as amended (the “HISP”) and (ii) 54,000 shares of its Common Stock issuable under the Huntington Ingalls Industries Financial Security and Savings Program (the “FSSP”). In connection with the HISP, the Company previously filed with the Securities and Exchange Commission (the “SEC”) on (i) each of March 30, 2011, November 9, 2017 and June 21, 2019 a registration statement on Form S-8 (File Nos. 333-173170, 333-221452 and 333-232250, respectively) and (ii) November 9, 2022 post-effective amendment no. 1 to the Company’s registration statements on Form S-8 filed with the SEC on each of March 30, 2011, November 9, 2017 and June 21, 2019 (File Nos. 333-173171, 333-221451 and 333-232250, respectively) (collectively, the “HISP Registration Statements”). In connection with the FSSP, the Company previously filed with the SEC on each of March 30, 2011, November 9, 2017 and June 21, 2019 a registration statement on Form S-8 (File Nos. 333-173173, 333-221452 and 333-232250, respectively) (collectively, the “FSSP Registration Statements” and together with the HISP Registration Statements, the “Prior Registration Statements”). This registration statement relates to the securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, the contents of the Prior Registration Statements are incorporated herein by reference, including periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company that were incorporated by reference into the Prior Registration Statements, except to the extent amended or superseded by the contents hereof.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., filed March 30, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 4, 2011).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 28, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014).

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 21, 2015 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015).

4.4	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 12, 2021 (incorporated by reference to Annex B to the Proxy Statement filed on March 19, 2021).

4.5	Restated Bylaws of Huntington Ingalls Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 8, 2022).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Deloitte & Touche LLP

Number	Description

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	Huntington Ingalls Industries Savings Plan, as amended and restated effective July 1, 2021. (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on November 9, 2022)

99.2	First Amendment to the July 1, 2021 Restatement of the Huntington Ingalls Industries Savings Plan. (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on November 9, 2022)

99.3	Second Amendment to the July 1, 2021 Restatement of the Huntington Ingalls Industries Savings Plan. (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on November 9, 2022)

99.4*	Third Amendment to the July 1, 2021 Restatement of the Huntington Ingalls Industries Savings Plan

99.5*	Fourth Amendment to the July 1, 2021 Restatement of the Huntington Ingalls Industries Savings Plan

99.6	Huntington Ingalls Industries Financial Security and Savings Program, as amended and restated effective October 1, 2015 (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form S-8 (File No. 333-221452) filed on November 9, 2017).

99.7	First Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries Financial Security and Savings Program (incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form S-8 (File No. 333-221452) filed on November 9, 2017).

99.8	Second Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries Financial Security and Savings Program (incorporated by reference to Exhibit 99.9 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on June 21, 2019).

99.9*	Third Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries Financial Security and Savings Program

99.10*	Fourth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries Financial Security and Savings Program

99.11*	Fifth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries Financial Security and Savings Program

Number	Description

99.12*	Sixth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries Financial Security and Savings Program

99.13	Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees, as amended and restated effective October 1, 2015 (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.14	First Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.15	Second Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.16	Third Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.13 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on June 21, 2019).

99.17	Fourth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.14 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on June 21, 2019).

99.18	Fifth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees. (incorporated by reference to Exhibit 99.9 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on November 9, 2022)

99.19	Sixth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees. (incorporated by reference to Exhibit 99.10 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on November 9, 2022)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 6th day of May, 2024.

Huntington Ingalls Industries, Inc.

By:	/s/ Christopher D. Kastner
Christopher D. Kastner
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Huntington Ingalls Industries, Inc., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Industries, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher D. Kastner Christopher D. Kastner	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2024

/s/ Thomas E. Stiehle Thomas E. Stiehle	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2024

/s/ Nicolas Schuck Nicolas Schuck	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2024

/s/ Kirkland H. Donald Kirkland H. Donald	Chairman	May 6, 2024

/s/ Augustus L. Collins Augustus L. Collins	Director	May 6, 2024

/s/ Leo P. Denault Leo P. Denault	Director	May 6, 2024

/s/ Craig S. Faller Craig S. Faller	Director	May 6, 2024

/s/ Victoria D. Harker Victoria D. Harker	Director	May 6, 2024

/s/ Frank R. Jimenez Frank R. Jimenez	Director	May 6, 2024

/s/ Anastasia D. Kelly Anastasia D. Kelly	Director	May 6, 2024

/s/ Tracy B. McKibben Tracy B. McKibben	Director	May 6, 2024

/s/ Stephanie L. O’Sullivan Stephanie L. O’Sullivan	Director	May 6, 2024

/s/ Thomas C. Schievelbein Thomas C. Schievelbein	Director	May 6, 2024

/s/ John K. Welch John K. Welch	Director	May 6, 2024